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                                                                    Exhibit 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Consultant Compensation Plan as of April 24, 1998 of our report dated March 26, 1998 with respect to the consolidated financial statements and schedule of PDG Environmental, Inc. included in its Annual Report (Form 10-KSB) for the year ended January 31, 1998, filed with the Securities and Exchange Commission.








Pittsburgh, Pennsylvania
June 3, 1998